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                    [DAMEN FINANCIAL LETTERHEAD]


For Immediate Release   For Information Contact:  Mary Beth
Poronsky Stull
Date:  January 16, 1997                           President and
CEO
                                                  (847) 882-5320


          DAMEN FINANCIAL CORPORATION'S SUBSIDIARY
                DAMEN FEDERAL BANK FOR SAVINGS,
                         TO CONVERT FROM
           A FEDERAL SAVINGS BANK TO A NATIONAL BANK


     SCHAUMBURG, ILLINOIS, January 16, 1997 - Mary Beth Poronsky Stull, the Company's President and Chief Executive Officer, announced today that the Company's wholly-owned subsidiary, Damen Federal Bank for Savings, has received conditional approval from the Office of the Comptroller of the
Currency to convert its charter from a federal savings bank to a national bank.

     According to Ms. Stull, "the adoption of a national bank charter is an important part of the Bank's effort to restructure its products and services to meet the challenges of an evolving marketplace."

     Final completion of the charter conversion is anticipated to occur within the next 30 days. Upon completion of the transaction, the Bank will operate under the name "Damen National Bank."

     Damen Federal Bank serves its customers through offices located in
Schaumburg, Chicago and Burbank, Illinois.


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